Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 15, 2013

to

INDENTURE

Dated as of September 14, 2012

Between

DIRECTV HOLDINGS LLC,

and

DIRECTV FINANCING CO., INC.,
as Issuers,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

1.750% Senior Notes due 2018

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SECOND SUPPLEMENTAL INDENTURE, dated as of January 15, 2013 (this “Supplemental Indenture”), by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor of the Notes (as defined below) following the date hereof, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers and the Guarantors have executed and delivered to the Trustee the Indenture, dated as of September 14, 2012, as supplemented by the First Supplemental Indenture, dated as of September 14, 2012  (the “Indenture”), to provide for the issuance of the Issuers’ debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Issuers desire to provide for the establishment of a new series of their Securities under the Indenture to be known as their “1.750% Senior Notes due 2018” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, each of the Guarantors desire to provide for Guarantees of each series of Notes on the terms set forth in Article XV of the Indenture;

WHEREAS, the Board of Directors of each of the Issuers by duly adopted resolutions has authorized the proper officers of the Issuers to, among other things, determine the terms of the Securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(8) of the Indenture;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of each of the Issuers and the Guarantors, in accordance with its terms, and to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee, the valid obligations of the Issuers and to make the Guarantees, when the notations of Guarantee to be attached to each Note are executed by the Guarantors and delivered by the Trustee, the valid obligations of the Guarantors have, in each case, been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Issuers and the Guarantors covenant and agree, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.                                 Definition of Terms.  Unless the context otherwise requires:

(a)                                 each capitalized term defined in the Indenture or the Notes and not defined herein has the same meaning provided in the Indenture or the Notes, as applicable, when used in this Supplemental Indenture;

(b)                                 the singular includes the plural, and vice versa; and

(c)                                  headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2.

TERMS AND CONDITIONS OF NOTES

Section 2.1.                                 Designation and Principal Amount.There is hereby authorized and established a series of Securities under the Indenture, designated as the “1.750% Senior Notes due 2018,” which is initially limited in aggregate principal amount to $750,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

Section 2.2.                                 Maturity.The Stated Maturity of principal of the Notes shall be January 15, 2018.

Section 2.3.                                 Further Issues.  The Company may at any time and from time to time, without the consent of the Holders of any series of the Notes, issue additional Notes of any series.  Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the relevant series of the Notes.  Any such additional notes of a series, together with the Notes of the relevant series herein provided for, shall constitute a single series of Securities under the Indenture.

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Section 2.4.                                 Payment.  Principal of and interest on the Notes shall be payable in U.S. dollars in immediately available funds at the office or agency of the Company maintained for such purpose, which shall initially be at the Corporate Trust Office of the Trustee located at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention:  Corporate Unit; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account appropriately designated by the Holder to the Company and the Trustee; and provided, further, that the Company will pay principal of and interest on, the Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or such other Depositary as any Officer of the Company may from time to time designate, or its respective nominee, by wire in immediately available funds to such Depositary or its nominee, as the case may be, as the registered holder of such Notes in global form.

Section 2.5.                                 Global Securities.  Upon the original issuance, the Notes will be represented by Global Securities registered in the name of Cede & Co., the nominee of DTC.  The Company will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.6.                                 Interest.

The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from January 15, 2013 at the rate of 1.750% per annum, payable semi-annually in arrears.  Interest payable on each Interest Payment Date will include interest accrued from January 15, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  The Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on July 15, 2013; and the Record Date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7.                                 Authorized Denominations.  The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.8.                                 Redemption and Sinking Fund.

(a)                                 Sinking Fund.  The Notes shall not be entitled to the benefit of any sinking fund.

(b)                                 Rights of Issuers to Redeem Notes.

(i)                                     At any time and from time to time the Company may redeem all or any portion of the Notes of any series outstanding at a Redemption Price calculated by the Company equal to the greater of:

(x)                                 100% of the aggregate principal amount of the Notes to be redeemed; and

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(y)                                 an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes to be redeemed (excluding accrued and unpaid interest to the Redemption Date and subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their scheduled date of payment to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus, in each of the above cases, accrued and unpaid interest, if any, to such Redemption Date.

For purposes of this clause (b)(i):

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of a Note being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Note:  (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee is given fewer than four Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Company.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for any Note, the average, as determined by the Issuers of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the Stated Maturity for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.  The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

To the extent not specified above, any redemption of any Notes pursuant to this Section 2.8(b) shall be in accordance with the provisions of Article XI of the Indenture.

Section 2.9.                                 Ranking.  The Notes shall be senior unsecured debt securities of the Issuers, ranking equally with the Issuers’ other unsecured and unsubordinated debt.

Section 2.10.                          Appointments.  The Trustee will be the initial Security Registrar and initial Paying Agent for the Notes.

Section 2.11.                          Defeasance.  The Company may elect, at its option at any time, pursuant to Section 1301 of the Indenture, to have Section 1302 or Section 1303 in the Indenture, or both, apply to the Notes, or all, or any principal amount thereof.

Section 2.12.                          Guarantees.  The Notes shall have the benefit of Guarantees on the terms set forth in Article XV of the Indenture, from each of the Guarantors.

Section 2.13.                          Other Modifications to Indenture.

(a)                                 For purposes of the Notes, the following definitions shall be added in alphabetical order to Section 101 of the Indenture:

“2029 Notes” means £750 million of 4.375% Senior Notes due 2029 issued by the Issuers under this Indenture as supplemented by the first supplemental indenture dated September 14, 2012.

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(b)                                 For purposes of the Notes, the definition of “Existing Notes” in Section 101 of the Indenture shall read as follows:

“Existing Notes” means the 2014 Notes, the 2015 Notes, the 2016 Notes, the 3.500% 2016 Notes, the 2017 Notes, the 2019 Notes, the 2020 Notes, the 2021 Notes, the 5.000% 2021 Notes, the 2022 Notes, the 2029 Notes, the 2040 Notes, the 6.000% 2040 Notes, the 2041 Notes and the 2042 Notes.

(c)                                  For purposes of the Notes, the definition of “Senior Revolving Credit Facility” is replaced in its entirety with the following:

“Senior Revolving Credit Facilities” means “means any credit agreement to which the Issuer and/or one or more of its Domestic Subsidiaries is party from time to time including without limitation the 3.5 year credit agreement with a revolving termination date of February 7, 2016 (“3.5 Year Credit Agreement”) and the 5 year credit agreement with a revolving termination date of September 28, 2017 (“5 Year Credit Agreement” and together with the 3.5 Year Credit Agreement, the “Credit Agreements”), each of the Credit Agreements dated as of September 28, 2012, by and among the Issuer, as borrower, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Bank of America, N.A., The Royal Bank of Scotland PLC and UBS Securities LLC, as co-documentation agents, and Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC as joint lead arrangers and joint bookrunners, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.”

In each instance that “Senior Revolving Credit Facility” is used in the Indenture, the term shall be replaced with “Senior Revolving Credit Facilities.”

(d)                                 For purposes of the Notes, Section 1012 of the Indenture is amended by the following:

(i)                                     replacing “£1,000” with “$1,000” in the first sentence thereof; and

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(ii)                                  replacing “£100,000” with “$100,000” and “£1,000” with “$1,000” in clause (6) thereof.

(e)                                  Section 1103 of the Indenture is amended by replacing the first paragraph of the Section with the following:

“If less than all the Securities of any series are to be redeemed at any time (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the selection of Securities for redemption shall be made in accordance with the procedures of the Depositary; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.”

(f)                                   Section 1104 of the Indenture is amended by replacing “given by first-class mail, postage prepaid, mailed” with “transmitted” and deleting “at such Holder’s address appearing in the Security Register” in the first paragraph.

(g)                                  Section 1104 of the Indenture is further amended by replacing the last two sentences of the Section with the following:

“The notice, if transmitted in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.”

ARTICLE 3.

FORM OF NOTES

Section 3.1.                                 Form of Notes.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.  The form of notation of Guarantee to be attached to each Note shall be as set forth in Exhibit B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.                                 Original Issue of Notes.  The Notes may, upon execution of this Supplemental Indenture, be executed by the Issuers and delivered to the Trustee for authentication, and the Trustee shall, upon Issuer Order, authenticate and deliver such Notes as in such Issuer Order provided.

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ARTICLE 5.

MISCELLANEOUS

Section 5.1.                                 Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes.

Section 5.2.                                 Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3.                                 Governing Law.  This Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.4.                                 Waiver of Jury Trial. EACH OF THE ISSUERS, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.5.                                 Separability.  In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.6.                                 Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General
Counsel

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General
Counsel

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV ENTERPRISES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

LABC PRODUCTIONS, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV,
as Parent Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General
Counsel

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THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

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EXHIBIT A

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.

1.750% Senior Notes due 2018

CUSIP No.: 25459H BH7
ISIN:US25459HBH75

No.	$[ ]

DIRECTV HOLDINGS LLC, a limited liability company duly formed under the laws of the State of Delaware (herein called an “Issuer” or the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and DIRECTV FINANCING CO., INC., a corporation duly incorporated under the laws of Delaware (herein called “DIRECTV Financing” or an “Issuer” and, together with the Company, the “Issuers”), for value received, hereby each jointly and severally promises to pay to CEDE & CO., or registered assigns, the principal sum of $[           ] ([                 ]) on January 15, 2018, and to pay interest thereon from January 15, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing on July 15, 2013, at the rate of 1.750% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate 1.750% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on January 1 and July 1 immediately preceding the Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated: January 15, 2013
DIRECTV HOLDINGS LLC, as Issuer

By:
		Name:	Fazal F. Merchant
		Title:	Senior Vice President and Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:
		Name:	Fazal F. Merchant
		Title:	Senior Vice President and Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: January 15, 2013
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Issuers (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 14, 2012 (as amended, supplemented or modified from time to time, the “Base Indenture”), and a supplemental indenture relating to such series dated as of January 15, 2013 (as amended or modified from time to time, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $750 million; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

The Notes of this series may be required to be repurchased by Holders under the circumstances provided in Section 1012 of the Base Indenture and are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the  Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 1012 of the Base Indenture, check the box below:

☐            Section 1012

If you want to have only part of this Note purchased by the Issuers pursuant to Section 1012 of the Base Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

Each of the undersigned and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together the “Issuers”) to the Holders or the Trustee all in accordance with the terms set forth in Article XV of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture and the Supplemental Indenture unless otherwise indicated.

No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his or its status as such.  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE XV OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title: